                                   Agreement

Between

ADAR International Inc and Mr. Sidney J. Golub (hereinafter ADAR) of 10 Troon
Place, Mashpee, MA 02649, USA

And

Swiftnet Ltd (hereinafter Swiftnet) of Britannia House, 960 High Road, London
N12 9RY, United Kingdom

1. The Objective

     To "Go Public" by first becoming a SEC reporting company and then getting listed for trading on the OTC Bulletin Board. At the end of the process
xfone.com Inc. (or some other name that Swiftnet will choose) will be publicly traded on the OTC Bulletin Boarld and own a controlling interest up to 100 percent of Swiftnet (as decided by Swiftnet). After the merger, Swiftnet's shareholders or nominees will control 96 Percent of xfone.com and ADAR or nominees will contro1 4 percent of Xfone.com.

2. The Service

     ADAR will provide the necessary management services necessary to accomplish the objectives above under the Private Label Public Shell/Private IPO Program
(attachment A- statement of work).™

3. The suggested company (the future xfone.com)

The company has SEC-Qualified audited financial statements which attest to the
"clean" state of its affairs.

The company has 50,000,000 Common Shares and 20,000,000 Preferred Shares
authorized.

There will be no unknown shareholders in the company.

The Company will have 2 stockholders before the merger.

Swiftnet will have a complete picture and will know where all stock and float is located.

The company will change its name to xfone.com inc. before the merger.

4. Fees and expenses

     ADAR will pay all expenses in the process (including all expenses under this agreement and attachment A) excluding the SEC filing Fee, State filing fee,
Transfer agent, Edgarization, Swiftnet attorney (not SEC work) and CUSIP number fee. ADAR represents that the extraneous fees (which means fees in addition to what ADAR is paying) shall be as stated at the time of this agreement. ***See attached.

     Swiftnet will pay ADAR 135,000 US Dollars.  It is payable in four installments, the first of $10,000 due upon signing of this agreement. $40,000 after the submission of the questionnaire by Swiftnet and initiation of the process by ADAR (the latest), $40,000 when the SEC registration statements are filed and the final $45,000 is paid immediately before the final SCC amendment is filed, which payment will be held in the lawyers trust account until
xfone.com is trading on the OTC Bulletin Board. However, at Swiftnet's option it may pay the final payment when xfone.com starts trading on the OTC Bulletin
Board. However, if the later option is taken by Swiftnet ADAR shall retain an amount of shares equal to twenty percent of the total outstanding until the final payment is received by ADAR, which can be sold to pay the unpaid fee if
Swiftnet does not pay the fee within 7 days after the stock of the company is trading. All payments under this agreement will be paid directly to the trust fund of Michael William ESQ.

     ADAR or nominees will retain directly or indirectly 4% of the total issued and outstounding stock on a fully diluted basis after the merger closes. ADAR will reverse split the stock such that at the time of the merger, it will own no more than the agreed upon percentage of shares. These shares are non-dilutive due to any reverse split or additional stock issuance that are without capital raise or other value (like acquisitions of companies, mergers etc.) for a period of 12 months after the merger closes.

5. Guarantee

The parties agree that upon receipt of the completed questionnaire, ADAR shall advise Swiftnet if ADAR in its sole opinion cannot complete the agreement and if so all fees will be returned to Swiftnet forthwith.

If ADAR is not able to complete the agreement after failing to notify Swiftnet as stated above, it shall return all funds paid by Swiftnet, provided that no material misstatement was made, nor any material fact was omitted from the questionnaire submitted by Swiftnet to ADAR. Notwithstanding this, should the inability to proceed be caused by an ACT of God, Legislative or regulatory change, ADAR agrees to return all funds. If for any reason Swiftnet cancels the engagement after paying the first payment, all fees including the initial and any subsequent payments previously received will be retained.

     Performance for the purpose of this agreement means the full accomplishment of the agreement objectives and conditions (section 2 to 5) and all items described in attachment A (statement of work and proposed schedule).

Signed by ADAR:                            Signed by Swiftnet:

Name:__________________________               Name:__________________________

Title:_________________________               Title:_________________________

Date:__________________________               Date:__________________________

Signature:_____________________               Signature:_____________________

Attachment A -Statement of work (Private Label Public Shell/Private IPO
Program. ™)

Our above captioned company (future xfone.com) has SEC-Qualified audited financial statements which attest to the "clean" state of its affairs. It has
50,000,000 Common Shares and 20,000,000 Preferred Shares authorized.

We currently have 2 stockholders. (There will be no unknown shareholders in the company, as you shall acquire it. ) You will have a complete picture and will know where all stock and float is located.

We will make all stock sold in the private placement free trading after the SEC clears our filing and the merger closes. Of course, officers, directors and insiders will always be subject to Rule 144 resale restrictions.

Our SEC counsel will prepare the necessary SEC filing and legal opinion.

While waiting for SEC comments, we will begin to assemble the Form 211 Filing
Package to submit to the Market Maker for filing with the NASD. We will send this to the Market Maker for his review as soon as it is prepared, which usually takes about a week. The Market Maker will submit the 211 to the NASD as soon as the filing package is completed.

Before we close the merger, we will change our state of incorporation to the state you are currently incorporated in and adopt your articles and bylaws.

When the merger closes, you will be listed and shortly thereafter trading on the
OTC Bulletin Board.

We work with the most respected Market Maker on the OTC Bulletin Board. He was recently invited by the Chairman of the NASD to be the only market maker at the
NASD's first ever, private roundtable on the future of the bulletin board. He files between 60-120 Form 211's each year and trades between 150-250 bulletin board companies at any one time. He does not charge any cash or stock to file the Form 211.

We provide a business writer to assist in completing our Due Diligence
Questionnaire and writing your business section.

Our SEC Due Diligence Accountants to review filing just after it is made, write your MD&A section and make suggested corrections to Amendment 1 to the SEC filing which will be filed before the SEC staff starts their review.

Proposed Process/Schedule
        -Signing of engagement letter,
        -Payment Schedule 1 -$10,000*
        -Preparing a merger agreement
        -Questionnaire on Swiftnet
        -Payment Schedule 2 -$40,000*
        -Business Writer assists in completing Due Diligence Questionnaire and writing the business section.
        -If Swiftnet requests that Michael Bane should travel to its premises it will pay his travel expenses*
        -SEC counsel will prepare the necessary SEC filing and legal opinion,
        -Accountants review the SEC filing before it is filed.
        -Completion of three years of Audited Accounts (SEC Approved)
        -Payment Schedule 3 -$40,000
        -SEC Registration (+ Filling fee)*
        -SEC Due Diligence Accountants to review filing just after it is made, write the --
        -MD&A section and make suggested corrections to Amendment 1 to the SEC filing which will be filed before the SEC staff starts their review.
        -Assembling of Form 211 Filing Package to submit to the Market Maker for comments and future filing with the NASD
        -Receive and clear SEC comments
        -Final SEC comment letter
        -Change of name to xfone.com. Change incorporation state and adaptation of articles and bylaws.
        -Close the Merger
        -Market Maker submits the 211 to the NASD
        -Receive and clear NASD comments
        -S&P On-Going Listing 1st year
        -Transfer Agent *
        -CUSIP Number *
        -State filings*
        -Edgarization*
        -Initiation of trading on the OTC Bulletin Board
        -On going market maker copy expenses for prospectuses as requires by
         NASD after the share begins trading*

All processes above will be paid for by ADAR unless a "*" sign appears next to the activity, as more particularly set forth below.

EXPENSE (Your expenses in bold) {*Optional}       AMOUNT

SEC Accountant                                    $2,500 (no activity ever)
                                                      -$25,000+

Business Writer to assist in completing           Michael Bane. If you wish him
our Due Diligence Questionnaire and               to visit your office to assist
writing your business section. (His fee is        you, you must pay all his
our expense.                                      travel expenses.

Edgarization                                      $2,500- $10,000+. We recommend
                                                  Chuck Crouse, our SEC
                                                  accountant, at 813.831.9348.
                                                  Mr. Crouse and his firm will
                                                  also consider becoming your
                                                  SEC Accountant. However, when
                                                  you start trading, they will
                                                  usually replace our SEC Due
                                                  Diligence Accountant (see
                                                  below) and stay with you on a
                                                  consulting basis.

*506 Blue Sky (needed only if you do              Attorney Fees -$200-500 per
                 a 506 offering)                  state
                                                  Filing fee $0-1,500 per state

506 Legal Opinion (needed only if you             Note: You can cut and paste
want to remove the disclaimer about               my SEC filing into a 506, but
my not providing any due diligence                I don't provide a legal
or opinion from the cover page                    opinion. If you want one, you
of the 506 offering memorandum)                   will have to pay separately.
                                                  This can cost $10,000- $25,000.

Our SEC Due Diligence Accountants                 If you want, these accountants
to review filing just after it is                 will probably stay on after
made, write your MD&A section                     you start trading and write
and make suggested corrections                    all of your SEC reports plus
to Amendment 1 to the SEC filing                  assure that your books are
which will be filed before the                    kept in such a way as to
SEC staff starts their review.                    minimize your on-going SEC
(Our expense)                                     audit fees.

SEC filing fee                                    Less than $1,000, unless you
                                                  have substantial assets.

Transfer Agent                                    Usually about $1,500-3,000
                                                  to set up and issue initial
                                                  shareholder list. On-going
                                                  costs vary.

Your SEC counsel (We will supply                  Other non-SEC work, such as
you with at least 3 references.                   drafting agreements, will be
You can pick the one you like,                    done for a separate fee at your
or ask for more references. The                   expense. If you want, this
fee to clear SEC comments is                      counsel will continue to
covered by a reduction in our fee.)               represent you after you start
                                                  trading.

*Investor Relations/Public Relations Firms        Not required. Fees vary widely.

S&P Listing                                       Necessary for secondary
                                                  trading. First year -$5,000.
                                                  Follow on years approximately
                                                  $2,500. Note: This only covers
                                                  24 states. For additional
                                                  states, Blue Sky filings must
                                                  be made. If you are interested,
                                                  we will refer you to Blue Sky
                                                  counsel who can give you
                                                  additional details.

Printing                                          The SEC may require you to
                                                  print and deliver selling
                                                  stockholder prospectuses. The
                                                  cost should be $5,000 or more,
                                                  depending on the number of
                                                  sellers.

CUSIP Number                                      Less than $250